Countrywide Credit Industries, Inc.
Supplemental Executive Retirement Plan
Plan Document











CountrywidePlanDocB.mal  04/12/1994



                      TABLE OF CONTENTS
                                                           Page

Purpose                                                       1

Article 1 Definitions                                         1

Article 2 Selection, Eligibility, Enrollment and Vesting      5

     2.1   Selection by Committee                             5
     2.2   Enrollment Requirements                            5
     2.3   Eligibility; Commencement of Participation         5
     2.4   Vesting                                            5

Article 3 Benefits                                            6

     3.1   Normal Benefit                                     6
     3.2   Special Benefit                                    6
     3.3   Withholding and Payroll Taxes                      7
     3.4   Withdrawal Election                                7

Article 4 Beneficiary                                         7

     4.1   Beneficiary                                        7
     4.2   Beneficiary Designation; Change; Spousal Consent   7
     4.3   Acknowledgment                                     8
     4.4   No Beneficiary Designation                         8
     4.5   Doubt as to Beneficiary                            8
     4.6   Discharge of Obligations                           8

Article 5 Termination, Amendment or Modification of the Plan  8

     5.1   Termination                                        8
     5.2   Amendment                                          9
     5.3   Effect of Payment                                  9



Article 6 Other Benefits and Agreements                       9

     6.1   Coordination with Other Benefits                   9

Article 7 Administration                                     10

     7.1   Committee Duties                                  10
     7.2   Agents                                            10
     7.3   Binding Effect of Decisions                       10
     7.4   Indemnity of Committee                            10
     7.5   Employer Information                              10

Article 8 Claims Procedures                                  11

     8.1   Presentation of Claim                             11
     8.2   Notification of Decision                          11
     8.3   Review of a Denied Claim                          12
     8.4   Decision on Review                                12
     8.5   Legal Action                                      12

ARTICLE 9 Trust                                              13

     9.1   Establishment of Trust                            13
     9.2   Interrelationship of the Plan and the Trust       13

Article 10 Miscellaneous                                     13

     10.1  Unsecured General Creditor                        13
     10.2  Employer's Liability                              13
     10.3  Nonassignability                                  13
     10.4  Not a Contract of Employment                      14
     10.5  Furnishing Information                            14
     10.6  Terms                                             14
     10.7  Captions                                          14
     10.8  Governing Law                                     14
     10.9  Validity                                          14
     10.10 Notice                                            15
     10.11 Successors                                        15
     10.12 Spouse's Interest                                 15
     10.13 Incompetent                                       15
     10.14 Distribution in the Event of Taxation             16

             COUNTRYWIDE CREDIT INDUSTRIES, INC.

            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                   Effective March 1, 1994

                           Purpose

          The purpose of this plan is to provide specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of Countrywide Credit Industries, Inc., a Delaware corporation, and its subsidiaries. This Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

1                                  Definitions

          For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

.1   "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 4 below, that are entitled to receive benefits under this Plan upon the death of a Participant.

.2   "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

.3   "Benefit Amount" shall mean an annual benefit that is equal in amount to:

      (i) 70% of the average of the Participant's five highest years of salary (or such shorter period that the Participant is employed by an Employer), determined by averaging the Participant's five highest calendar years of Salary during the ten calendar year period ending with the calendar year in which the Participant terminates his or her service with all Employers (or such shorter period that the Participant is employed by an Employer); less

     (ii) An annual amount, determined as of the Participant's Retirement date, that is the actuarial equivalent (based on the assumptions used in the Company's qualified defined benefit plan) of the total company contributions made to the Deferred Compensation Plan established by the Employers on behalf of the Participant, plus the earnings thereon, calculated as an annual benefit in the form of a term certain for 15 years; less

    (iii) An amount equal to the Participant's annual qualified pension plan benefits, determined as of the Participant's 65th birthday or, if later, his or her Retirement or, if earlier his or her early Retirement.

.4   "Board" shall mean Compensation Committee of the Board of Directors of the
Company.

.5   "Change in Control" shall mean the first to occur of any of the following events:

(a) Any "person" (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors;

(b) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors still in office who were directors at the beginning of the period;

(c) Any consolidation or merger of the Company, other than a merger of the Company in which the holders of the common stock of the Company immediately prior to the merger hold more than 50% of the common stock of the surviving corporation immediately after the merger;

(d) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or



(e) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member.

.6   "Claimant" shall have the meaning set forth in Section 8.1 below.

.7   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

.8   "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance with the provisions of Article 7 below.

.9   "Company" shall mean Countrywide Credit Industries, Inc., a Delaware corporation.

.10 "Salary" shall mean the annual compensation, excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, directors fees and other fees, paid to a Participant for employment services rendered to any Employer, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans of any Employee.

1.11 "Deferred Compensation Plan" shall mean the Countrywide Credit Industries, Inc., Deferred Compensation Plan effective August 1, 1993.

1.12 "Disability" shall mean a period of disability during which a Participant qualifies for benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under such a plan, as determined in the sole discretion of the Committee, had the Participant been a participant in such a plan.

1.13 "Employer" shall mean the Company and/or any of its subsidiaries that have been selected by the Board to participate in the Plan.

1.14 "Qualified Plan" shall mean the Company's Pension Plan, as amended, effective March 1, 1994.

1.15 "Normal Benefit" shall mean the benefit described in Section 3.1 below.



1.16 "Participant" shall mean any employee of an Employer (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement and Beneficiary Designation Form, (iv) whose signed Plan Agreement and Beneficiary Designation Form are accepted by the Committee, and
(v) whose Plan Agreement has not terminated.

1.17 "Plan" shall mean the Company's Supplemental Executive Retirement Plan, which shall be evidenced by this instrument and by each Plan Agreement, all as may be amended from time to time.

1.18 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled to under the Plan, and the Plan Agreement bearing the latest date shall govern such entitlement. Such Agreement is hereby incorporated by reference and, with respect to the Participant who is a party thereto, shall form a part of this Plan.

1.19 "Plan Year" shall, for the first Plan Year, begin on March 1, 1994, and end on February 28, 1995. For each Plan Year thereafter, the Plan Year shall begin on March 1 of each year and continue through February 28 of the next year.

1.20 "Retirement," "Retires" or "Retired" shall mean severance from employment with all Employers for any reason other than a leave of absence, death, Termination of Employment or a Disability on or after the attainment of age sixty-five (65).

1.21 "Special Benefit" shall mean the benefit described in Section 3.2 below.

1.22 "Termination of Employment" shall mean the ceasing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability or death.

1.23 "Trust" shall mean the trust established pursuant to that certain Trust Agreement, dated as of September 1, 1993, between the Company and the Trustee named therein, as amended from time to time.




1.24 "Years of Plan Participation" shall mean the total number of full years a Participant has been a Participant in the Plan. For purposes of a Participant's first Plan Year of participation only, any partial Plan Year of participation shall be treated as a full year.

2                                    Selection,   Eligibility,  Enrollment   and
Vesting

.1   Selection by Committee.  Participation in the Plan shall be limited to a select group of management and highly compensated employees of the Employers. From that group, the Committee shall select, in its sole discretion, employees of the Employers to participate in the Plan.

.2   Enrollment Requirements.  As a condition to participation, each selected employee shall complete, sign and return to the Committee a Plan Agreement and a Beneficiary Designation Form. In addition, the Committee, in its sole discretion, shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

.3   Eligibility; Commencement of Participation.  Provided an employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, that employee shall commence participation in the Plan on the date specified by the Committee. If a selected employee fails to meet all such requirements prior to that date, that employee shall not be eligible to participate in the Plan until the completion of those requirements.

.4   Vesting.  A Participant shall vest 100% in his or her benefits under this
Plan upon attaining, while employed by an Employer, age 65 or at least age 55 (but less than 65) with at least 5 Years of Plan Participation. Notwithstanding the foregoing, a Participant shall become 100% vested in his or her benefits under this Plan, upon the earliest to occur of, while employed by an Employer, the onset of a Disability, a Change in Control, or his or her death. If a Participant has a Termination of Employment prior to becoming 100% vested as described in this Section 2.4, he or she shall forfeit his or her entire benefit hereunder and no person shall have any claim or right to any benefit or payment under this Plan.




                         4
                           Benefits

.1   Normal Benefit.

(a) Eligibility. Except as provided in Section 3.2 below, upon a Participant's Retirement or Disability, the Participant shall become entitled to receive the Normal Benefit.

(b) Form and Amount. The "Normal Benefit" shall be paid in 15 annual payments, with the first payment commencing within 30 days following the Participant's Retirement Date or onset of the Disability and with each annual payment thereafter being paid on the first day of the month following the anniversary of the Participant's Retirement Date or Disability onset, as the case may be. The amount of each annual payment shall be equal to the Benefit Amount, as that amount is calculated for the Participant. If a Participant dies after payments have commenced, his or her beneficiary will continue to receive the SERP benefit for the balance of the 15 year period.

.2   Special Benefit.

(a) Eligibility. If a Participant dies, or a Change in Control occurs, prior to his or her Retirement or Disability, the Participant or his or her Beneficiary, as the case may be, shall be paid the Special Benefit in lieu of the Normal Benefit.
     (b) Benefit and Payment. The "Special Benefit" shall be paid in a lump sum cash payment within 60 days following the date that the Committee receives notice of the Participant's death, or within 60 days following a Change in Control. The amount of this benefit shall be the present value of the Normal Benefit that the Participant would have received had the Participant lived and terminated his or her employment with all Employers on the date of his or her death or the Change in Control and payments commenced on that date. Such benefit shall be computed using a rate equal to the Pension Benefit Guarantee Corporation immediate annuity interest rate ("PBGC Rate"), at the time of retirement for a benefit of 15 years certain based on 100% of the 1983 Group Annuity Mortality Table.


.3   Withholding and Payroll Taxes.  The Employers shall withhold from any and all of the Participant's benefits distributed under this Article 3 and, if necessary, the Participant's wages, all federal, state and local income, employment and other taxes required to be withheld by the Employer in connection with the benefits hereunder, in amounts to be determined in the sole discretion of the Employer.

3.4 Withdrawal Election. A Participant or his or her Beneficiary, as the case may be, may elect, at any time after he or she commences to receive benefits payments under this Plan, to receive those payments in a lump sum, based on the Actuarial Equivalent of his or her remaining vested SERP benefits less a 10% penalty (as described below). No election to partially accelerate benefits shall be allowed. The Participant shall make this election by giving the Plan Administrator advance written notice of the election in a form determined from time to time by the Plan Administrator. The penalty shall be equal to 10% of the lump sum actuarial equivalent of the Participant's remaining vested SERP benefit, determined using a rate equal to the Pension Benefit Guarantee Corporation immediate annuity interest rate ("PBGC Rate"), at the time of retirement for a benefit of 15 years certain based on 100% of the 1983 Group Annuity Mortality Table. The Participant shall be paid the reduced Benefit Amount within 60 days of his or her election. Once such is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future.


     6
                                   Beneficiary

.1   Beneficiary.  Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

.2   Beneficiary Designation; Change; Spousal Consent.  A Participant shall designate his or her Beneficiary or Beneficiaries by completing and signing the Beneficiary Designation Form and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, if required by the Committee, must be signed by that Participant's spouse on a form designated by the Committee and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

.3   Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

.4   No Beneficiary Designation.  If a Participant fails to designate a
Beneficiary as provided in Sections 4.1, 4.2 and 4.3 above or, if all designated Beneficiaries predecease the Participant or die prior to the complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

.5   Doubt as to Beneficiary.  If the Committee has any doubt as to the proper
Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, before a Change in Control, to cause the Trustee to withhold such payments until this matter is resolved to the Committee's satisfaction.

.6   Discharge of Obligations.  The payment of benefits under the Plan to a
Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to a Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.


7                                  Termination, Amendment or Modification of the
Plan

.1   Termination.   Any Employer reserves the right to terminate the Plan at any time with respect to the Participants employed by that Employer. Upon the termination of the Plan, all Plan Agreements shall terminate and a Participant shall be paid a Special Benefit under Section 3.2 as if the Participant had died as of the date of the termination of the Plan. Prior to a Change in Control, the Company shall have the right, at its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or in monthly installments (with reasonable interest determined by the Committee) for up to 5 years. Upon a Change in Control, the Company shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Company shall have the right to accelerate installment payments.

.2   Amendment.  Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to the Participants employed by that Employer, provided, however, that no amendment or modification shall be effective to decrease or restrict a Participant's benefit under this Plan at the time of the amendment or modification, which benefits shall be calculated as if the Participant had Retired as of the date the amendment or modification is made or becomes effective, whichever is later and payment commenced on that date. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date the amendment or modification is made or becomes effective, whichever is later; provided, however, that the Company shall have the right to accelerate installment payments.

.3   Effect of Payment.  The full payment of the applicable benefit under
Article 3 of the Plan shall completely discharge all obligations to a Participant under this Plan and the Participant's Plan Agreement shall terminate.


8                                  Other Benefits and Agreements

.1   Coordination with Other Benefits.  The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.




9                                  Administration

.1   Committee Duties.  This Plan shall be administered by a Committee which shall consist of not fewer than three (3) persons appointed by the Board of the Company. Committee members shall serve at the pleasure of the Board. Members of the Committee may be Participants under this Plan. The Committee shall have the discretion and authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

.2   Agents.  In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may, from time to time, consult with counsel who may be counsel to any Employer.

.3   Binding Effect of Decisions.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

.4   Indemnity of Committee.  All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

.5   Employer Information.  To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circum stances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.








10                                 Claims Procedures

.1   Presentation of Claim.  Any Participant or Beneficiary of a deceased
Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

.2   Notification of Decision.  The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

(a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)       the specific reason(s) for the denial of the claim, or any part of it;

(ii) the specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv) an explanation of the claim review procedure set forth in Section 8.3 below.



.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

(a)       may review pertinent documents;

(b)       may submit written comments or other documents; and/or

(c) may request a hearing, which the Committee, in its sole discretion, may grant.

.4   Decision on Review.  The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)       specific reasons for the decision;

(b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)       such other matters as the Committee deems relevant.

.5   Legal Action.  A Claimant's compliance with the foregoing provisions of this Article 8 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.







11                                 Trust

.1   Establishment of Trust.  The Company may establish one or more grantor
Trusts and shall at least annually transfer over to the Trust such assets as the Committee determines, in its sole discretion, are necessary to provide for the Company's future liabilities created under this Plan, provided the assets of the Trust shall be considered part of the general assets of the Company subject to the claims of its general creditors.

.2   Interrelationship of the Plan and the Trust.  The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Participant and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan. The Company's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.


12                                 Miscellaneous

.1   Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of an Employer. With respect to the Plan, any Plan Agreement and the Trust, any and all of an Employer's assets shall be, and shall remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

.2   Employer's Liability.  An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

.3   Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

.4   Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

.5   Furnishing Information.  A Participant will cooperate with any Employer by furnishing any and all information requested by any Employer and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as any Employer may deem necessary.

.6 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

.7   Captions.  The captions of the articles, sections and paragraphs of this
Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

.8   Governing Law.  The provisions of this Plan shall be construed and interpreted according to the laws of the State of California.

.9   Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:


              Countrywide Credit Industries, Inc.
                    Administrative Committee
                    Supplemental Executive Retirement Plan
                    155 North Lake Avenue, 9th Floor
                    Pasadena, California 91109

          Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

          Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant, the Participant's Beneficiaries, and their permitted successors and assigns.

.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

.13 Incompetent. If a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
.14
.14 Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of assets sufficient to meet the Participant's tax liability (including additions to tax, penalties and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to that Participant's federal, state and local tax liability associated with such taxation (which amount shall not exceed a Participant's accrued benefit under the Plan), which liability shall be measured by using that Participant's then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted.
Such a distribution shall affect and reduce the benefits to be paid under
Article 3.

                IN WITNESS WHEREOF, the Company has signed this Plan document as of _______________, 19__.


Countrywide Credit Industries, Inc.,
  a Delaware corporation



By: _______________________________

    Its: ____________________________